POWER OF ATTORNEY

       	I, Scott Kellen, hereby authorize and designate each of W. Morgan
Burns, Joshua L. Colburn and Andrew E. Gustafson signing singly, as my true and lawful attorney-in-fact in my capacity as a director and/or officer of Sun BioPharma, Inc. (the "Company") to:
	(1)	prepare and execute for and on behalf of the Company, the Form ID and Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder and other forms or reports Company's behalf as may be required to be filed in connection with ownership, acquisition, or disposition of securities of the Company, including Form 144 and Schedule 13D or Schedule 13G;

	(2)	do and perform any and all acts for and on my behalf which may be necessary or desirable to complete and execute any such Form ID, Forms 3, 4 or 5, Form 144, Schedule 13D or Schedule 13G and timely file such form with the Securities and Exchange Commission and any stock exchange or similar authority; and

	(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be to my benefit, in my best interest, or legally required of me, it being understood that the statements executed by such attorney-in-fact on my behalf pursuant to this
Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	I hereby further grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be granted. I hereby acknowledge that the foregoing attorneys-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with Section 16 of the Exchange Act.

       This Power of Attorney shall remain in full force and effect until I am no longer required to file Form ID or Forms 3, 4 and 5 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact. Notwithstanding the foregoing, if any such attorney-in-fact hereafter ceases to be at least one of the following: (i) a partner of Faegre Baker Daniels LLP or (ii) an employee of Faegre Baker Daniels LLP, then this Power of Attorney shall be automatically revoked solely as to such individual, immediately upon such cessation, without any further action on my part.
	I hereby revoke all previous Powers of Attorney that have been granted by me in connection with my reporting obligations under Section 16 of the Exchange Act with respect to my holdings of and transactions in securities issued by the Company.

	IN WITNESS WHEREOF, I have caused this Power of Attorney to be duly executed as of this 9th day of October, 2015.


/s/ Scott Kellen